UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 11, 2012

Griffin-American Healthcare REIT II, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-54371	26-4008719
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, West Tower, Suite 200, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 270-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

STOCK PURCHASE AGREEMENTS

On or about January 11, 2012, the Company announced that additional executive officers of the Company and key division heads of American Healthcare Investors, LLC, or American Healthcare Investors, the Company’s co-sponsor, have entered into stock purchase plans whereby each individual invests a portion of their annual base salaries and/or bonuses as employees of American Healthcare Investors directly into shares of common stock of the Company.

In January 2012, Shannon K S Johnson, the Company’s Chief Financial Officer and Senior Vice President, Finance and Accounting of American Healthcare Investors; Stefan Oh, the Company’s Senior Vice President of Acquisitions and Senior Vice President, Acquisitions of American Healthcare Investors; Cora Lo, the Company’s Secretary and Senior Vice President, Securities Counsel of American Healthcare Investors; along with Damon Elder, Senior Vice President, Marketing and Communications of American Healthcare Investors each entered into stock purchase plans in which they each irrevocably agreed to invest 15.0%, 15.0%, 10.0% and 10.0%, respectively, of their net after tax base salaries as employees of American Healthcare Investors into shares of common stock of the Company. Additionally, Chris Rooney, Senior Vice President, Asset Management of American Healthcare Investors has entered into an irrevocable stock purchase plan to invest 15.0% of his net after tax base salary and annual bonus as an employee of American Healthcare Investors into shares of the Company’s common stock.

Pursuant to the stock purchase plans, each individual has directed that the respective portion of their net after-tax salary and/or bonus compensation that is paid on or after February 1, 2012 as employees of American Healthcare Investors will be directly invested into the Company by purchasing shares of the Company’s common stock. Such arrangements shall terminate on the earlier of (i) December 31, 2012, (ii) the termination of the Company’s initial public offering, (iii) any suspension of the Company’s initial public offering by the Company’s board of directors or a regulatory body, or (iv) the date upon which the number of shares of the Company’s common stock owned by any of them, when combined with all their other investments in the Company’s common stock, exceeds the ownership limits set forth in the Company’s charter. The shares will be purchased pursuant to the Company’s registered public offering at a price of $9.00 per share, reflecting the elimination of selling commissions and the dealer manager fee in connection with such transactions.

As previously reported in the Company’s Current Report on Form 8-K filed on January 4, 2012, Jeffrey T. Hanson, the Company’s Chairman of the Board of Directors and Chief Executive Officer and a principal of American Healthcare Investors, Danny Prosky, the Company’s President and Chief Operating Officer and a principal of American Healthcare Investors, and Mathieu B. Streiff, the third principal of American Healthcare Investors, each adopted stock purchase plans effective January 1, 2012. Pursuant to the Plans, Mr. Hanson, Mr. Prosky and Mr. Streiff have irrevocably agreed to invest 100%, 50.0% and 50.0%, respectively, of all of their net after-tax salary and cash bonus compensation that is paid on or after February 1, 2012 as employees of American Healthcare Investors directly into the Company by purchasing shares of the Company’s common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT II, Inc.

January 12, 2012	By:	/s/ Jeffrey T. Hanson

Name: Jeffrey T. Hanson
Title: Chief Executive Officer